SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 5, 2005, Viisage Technology, Inc. received a notice from the staff of The Nasdaq Stock Market indicating that the Company is subject to potential delisting from the Nasdaq National Market as a result of Viisage’s failure to file its Form 10-K for the fiscal year ended December 31, 2004 in a timely fashion, as required under Nasdaq Marketplace Rule 4310(c)(14). Receipt of the notice does not result in immediate delisting of the Company’s Common Stock. The notice further stated that, unless the Company requests a hearing on Nasdaq’s delisting notice, the Company’s securities will be delisted from the Nasdaq National Market at the opening of business on April 14, 2005. As of the opening of business on April 7, 2005, an “E” was appended to the end of the Company’s trading symbol for its securities, resulting in the trading symbol being changed from “VISG” to “VISGE”.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq staff’s determination. This request will stay the delisting until the appeal has been heard and the panel has rendered its decision. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

As previously announced, the filing of the Company’s Form 10-K for the year ended December 31, 2004 has been delayed in order to provide additional time for the Company, its independent auditors and outside counsel to complete a review of pending litigation involving the Company and to assess their effect, if any, on the Company’s financial statements for the year ended December 31, 2004. The Company is working to resolve these matters and expects to file its Form 10-K as soon as practicable following the completion of this review.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The Exhibit Index immediately preceding the exhibit is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.
Date: April 8, 2005
	By:	/s/ William K. Aulet
William K. Aulet
Chief Financial Officer

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Exhibit Index

99.1	Press Release issued April 8, 2005.